Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

BridgeBio Pharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share (1)	457(r)	2,078,713	$34.46	$71,632,449.98	0.0001102	$7,893.90(3)
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415(a)(6)	60,171,374(4)	—	$1,829,819,377.24(4)	—	—	S-3ASR(4)	333-240147(4)	July 28, 2020(4)	$237,509.53(4)
	Total Offering Amounts					$1,901,443,933.32(4)		(4)	—
	Total Fees Previously Paid							(4)	—
	Total Fee Offsets							(4)	—
	Net Fee Due							$7,893.90(5)	—

(1)
In the event of a stock split, reverse stock split, stock dividend or similar transaction involving the Registrant’s common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on July 19, 2023.

(3)
Consists of a total of 2,078,713 additional shares of common stock registered for resale by the selling securityholders named in this registration statement, the filing fee for which was not previously paid in connection with the Expiring Registration Statement (as defined in Footnote 4).

(4)
We previously registered for resale on Form S-3ASR (No. 333-240147) (the “Expiring Registration Statement”) (i) 65,121,37 (the “previously offered securities”). In connection with the filing of the Expiring Registration Statement, we made a fee payment in the amount of $257,048.26 in relation to the shares of underlying common stock calculated pursuant to Rule 457(c) under the Securities Act. As of the date of this registration statement, 60,171,374 shares of the previously offered securities remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes the 60,171,374 shares of the previously securities covered by the Expiring Registration Statement, and the registration fee that has already been paid and remains unused with respect to such securities will be applied to the securities being registered pursuant to this registration statement. In accordance with Rule 415(a)(6) under the Securities Act, the offering of the unsold securities under the Expiring Registration Statement will be terminated upon the filing of this registration statement.

(5)
No registration fee is payable in connection with the previously offered securities as the registration fee that has already been paid and remains unused with respect to such securities will be applied to the securities being registered pursuant to this registration statement.  The $7,893.90 relates solely to the 2,078,713 additional shares of common stock being registered pursuant to this registration statement that were not registered on the Expiring Registration Statement.